EXHIBIT 10.1

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is entered into as of April ___, 2017 (the “Effective Date”) by and between Reva Medical, Inc., a Delaware corporation (the “Company”), and Medtronic, Inc. (the “Stockholder”).

R E C I T A L S

WHEREAS, the Stockholder owns 1,732,260 shares of the Company’s Common Stock (the “Shares”).

WHEREAS, the Company and the Stockholder are parties to that certain Convertible Note Deed, dated as of 22 April 2017 (the “Deed”), by and among the Company and each person set out in Schedule 1 and Schedule 2 attached thereto, including the Stockholder, pursuant to which the Company will sell and issue senior unsecured convertible notes, each with a face value of US$100,000 (the “Notes”).

WHEREAS, in connection with and as an inducement to Stockholder entering into the Deed, the Stockholder has agreed to sell, and the Company has agreed to purchase, the Shares, at an aggregate purchase price for such Shares at the Per Share Purchase Price (as defined below), and on the terms and subject to the conditions contained in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

1.Repurchase.

(a)Repurchase.  At the Closing (as defined below), the Company shall repurchase from the Stockholder at price per Share equal to $7.212, and the Stockholder shall sell, assign, transfer and deliver to the Company, all of such Stockholder’s right, title and interest in and to the Shares.

(b)Closing.  The closing of the Repurchase (the “Closing”) will take place at 11:00 a.m. California time on the Initial Subscription Date (as that term is defined in the Deed) at the offices of the Company, or such other time and place as may be designated in writing by the Company and the Stockholder.  All rights and obligations of the parties under this Agreement are conditioned upon the occurrence of the Initial Subscription Date (as defined in the Deed).  Conveyance of the Shares by Stockholder shall be deemed as partial payment for the Notes for the Initial Commitment Amount (as defined in the Deed) set forth opposite Stockholder’s name on Schedule 1 of the Deed.  For clarity, issuance of the Initial Note Allocation and Initial Option Allocation (each as defined in the Deed) by the Company in accordance with the Deed in the amounts set forth opposite Stockholder’s name on Schedule 1 of the Deed shall be deemed full payment for the Shares conveyed to the Company pursuant to this Agreement.

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(c)Instruments of Conveyance and Transfer.  At the Closing, the Stockholder shall deliver to the Company a transfer agent letter of instruction, in substantially the form attached hereto as Exhibit A, duly executed by the Stockholder as and where indicated therein.  The Stockholder shall at any time, and from time to time, following the Closing, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the request of the Company, to confirm the sale of the Shares hereunder.

(d)Termination of Rights as Stockholder.  Upon issuance by the Company of Stockholder’s Initial Note Allocation and Initial Option Allocation to Stockholder at the Initial Subscription Date in accordance with the Deed, the Shares shall cease to be outstanding, and the Stockholder shall no longer have any rights as a holder of, or with respect to, the Shares.

2.Representations, Warranties and Covenants.

(a)By the Stockholder.  In connection with the transactions provided for hereby, the Stockholder, represents, warrants and covenants, as applicable, to the Company as of the Effective Date as follows:

(i)Ownership of Shares.  The Stockholder has good, valid and marketable right, title and interest (legal and beneficial) in and to all of the Shares, and such Shares, at Closing, will be free and clear of all liens, pledges, security interests, claims or encumbrances of any kind.  Upon payment for the Shares in accordance with this Agreement, the Company will acquire good, valid and marketable title to the Shares, free and clear of all liens, pledges, security interests, claims or encumbrances of any kind.

(ii)Authorization, Approval and Enforceability.  This Agreement, when executed and delivered, is a legal, valid and binding obligation of the Stockholder, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by the Stockholder in connection with the transactions contemplated hereby will be legal, valid and binding obligations of the Stockholder, each enforceable against the Stockholder in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(iii)No Conflict.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not result in a breach or violation by the Stockholder of, or conflict with, or constitute a default by the Stockholder under, (i) any agreement, instrument, decree, judgment or order to which the Stockholder is a party, to which the properties of the Stockholder may be subject or by which the Stockholder may be bound, or (ii) any provision of any federal, state or other applicable statute, rule or regulation applicable to the Stockholder.

(iv)The Stockholder has not granted, and will not grant, any options of any sort with respect to the Shares or any right to acquire the Shares or any interest therein other than under this Agreement.

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(v)Litigation.  There is no action, suit, proceeding or investigation pending, or currently threatened, against the Stockholder that questions the validity of this Agreement or the right of the Stockholder to enter into this Agreement, or to consummate the transactions contemplated hereby.

(vi)No Consent Required.  No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Stockholder is a party, is required for the execution, delivery or performance by the Stockholder of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

(vii)No Continuing Rights.  The Stockholder hereby acknowledges that following the Closing the Stockholder shall have no rights as a stockholder of the Company with respect to any future sale, acquisition, merger, liquidation, dissolution, public offering or other corporate event regarding the Company or its assets (any of the foregoing, a “Corporate Event”) by reason of the Stockholder’s ownership of the Shares prior to the Repurchase.  The Stockholder further expressly acknowledges that any such Corporate Event may result in the payment by the Company of assets, funds or other proceeds to the Company’s stockholders or an enhancement in value of the Company’s securities, including in a manner such that the value that would have been attributable to the Shares in such Corporate Event in the absence of this Agreement (either in an aggregate amount or on a per share basis) would be greater than the value attributed to the Shares hereunder.  The Stockholder hereby acknowledges and agrees that, under the foregoing circumstances or upon any such Corporate Event, the Stockholder shall have no right to or interest in any such assets, funds, proceeds or enhanced value by reason of the Stockholder’s ownership of the Shares prior to the Repurchase, and the Stockholder further agrees that the Stockholder will not make any claim or assert any right or interest, against the Company or otherwise, in the capacity of Stockholder or former Stockholder, with respect to any such assets, funds, proceeds or enhanced value (or with respect to the Corporate Event to which such assets, funds, proceeds or enhanced value relate) by reason of the Stockholder’s ownership of the Shares prior to the Repurchase.

(viii)Tax Matters.  The Stockholder has had opportunity to review with the Stockholder’s own tax advisors the federal, state and local tax consequences of the Repurchase and the transactions contemplated by this Agreement.  The Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)By the Company.  In connection with the transactions provided for hereby, the Company hereby represents, warrants and covenants, as applicable, to the Stockholder as of the Effective Date as follows:

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(i)Authorization, Approval and Enforceability.  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby.  This Agreement, when executed and delivered, is a legal, valid and binding obligation of the Company, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by the Company in connection with the transactions contemplated hereby will be legal, valid and binding obligations of the Company, each enforceable against the Company in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(ii)No Consent Required.  No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Company is a party, is required for the execution, delivery or performance by the Company of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby, which has not been obtained or waived prior to the Closing.

(iii)The Company shall not mention the Stockholder in any market announcements in connection with the Repurchase without the Stockholder's consent, such consent not to be unreasonably withheld.

(iv)The Company has not granted, and will not grant, any options of any sort with respect to the Shares or any right to acquire the Shares or any interest therein.

(v)Litigation.  There is no action, suit, proceeding or investigation pending, or currently threatened, against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby.

3.Successors And Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

5.Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

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6.Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholder.  Any amendment or waiver effected in accordance with this section shall be binding upon each party to this Agreement (and any successors or assigns).

7.Further Action.  Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.  In furtherance of the foregoing, the Company and the Stockholder shall execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

8.Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.Counterparts; Electronic Delivery.  This Agreement may be executed and delivered electronically and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.Survival of Warranties.  Unless otherwise set forth in this agreement, the representations and warranties of the Company and the Stockholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Stockholder or the Company.

11.Representation by Counsel.  The Stockholder has either consulted with the Stockholder’s own legal counsel and other advisors and representatives regarding the transactions contemplated by this Agreement or, having had the opportunity to consult with such persons regarding such transactions, have chosen not to do so of their own volition.  The Stockholder acknowledges that its interests are not being represented by DLA Piper LLP (US), which is acting solely as legal counsel to the Company.

12.Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on their respective signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 12.

13.Expenses.  All reasonable and documented expenses and legal fees incurred in connection with this Agreement shall be paid by the Company.

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14.Termination.  This Agreement and the rights, duties and obligations of the Company and the Stockholder hereunder, shall terminate and be of no further force and effect upon the written consent of the Company and the Stockholder.

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IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

REVA MEDICAL, INC.

By:

Name: Regina Groves

Title: Chief Executive Officers

STOCKHOLDER

MEDTRONIC, INC.

By:

Name:

Title:

SIGNATURE PAGE TO STOCK REPURCHASE AGREEMENT

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EXHIBIT A

Form of Instruction Letter

[Medtronic, Inc. Letterhead]

April __, 2017

[●]
Computershare
[ADDRESS]
[ADDRESS]

Dear Ladies and Gentlemen:

Reference is made to the common stock (the “Common Stock”) of Reva Medical, Inc. (the “Company”).  This  letter of instruction relates to the sale by Medtronic, Inc. (“Medtronic”) to the Company of 1,732,260 shares of Common Stock (the “Repurchased Shares”) currently held in DRS book-entry form in account number [●] on the Company’s registered record, with a settlement date of [●], 2017 (the “Settlement Date”).

Effective as of the Settlement Date, Medtronic hereby directs you to follow the instructions of the Company and transfer all of the above referenced Repurchased Shares to the Company.  You are authorized to rely on this letter of instruction.

MEDTRONIC, INC.

By:

Name:

Title:

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